Exhibit 99.1

NATURALNANO, INC.
(A Development Stage Company)
PRO FORMA BALANCE SHEET
September 30, 2005 PRO FORMA
(UNAUDITED)

					PRO FORMA			PRO FORMA
	NaturalNano, Inc.	Cementitious Materials, Inc.	Adjustments		Acquisition September 30, 2005	Other Capital Adjustments		September 30, 2005
Assets
Current assets:
Cash and cash equivalents	$2,698,330				$2,698,330			$2,698,330
Prepaid assets	250,000				250,000			250,000
Other current assets	24,038				24,038			24,038

Total current assets	2,972,368				2,972,368			2,972,368

Property and equipment, net	29,346				29,346			29,346
Investments	300,000				300,000			300,000

Total assets	$3,301,714	$0			$3,301,714			$3,301,714

Liabilities and Stockholder's Equity (Accumulated Deficit)

Liabilities
Current liabilities:
Accounts Payable	$119,338	$12,018			$131,356			131,356
Accrued Payroll	112,604				112,604			112,604
Accrued Expenses	175,093				175,093			175,093
Due to Related Parties		81,556			81,556			81,556
Convertible Bridge Notes	4,156,000				4,156,000	(4,156,000)	(2)	0

Total current liabilities	4,563,035	93,574	0		4,656,609	(4,156,000)		500,609

Other Liability	35,000				35,000			35,000
Total Liabilities	4,598,035	93,574	0		4,691,609	(4,156,000)		535,609

Stockholder's Equity (Accumulated Deficit)

Common stock	100,000	4,991	(100,000)	(1)
			44,919	(1)	49,910	10,470	(2)	60,380

Additional paid in capital	383,083	362,474	100,000	(1)
			(44,919)	(1)
			(461,039)	(3)	339,599	4,145,530	(2)	4,485,129

Deficit accumulated in the development stage	(1,779,404)	(461,039)	461,039	(3)	(1,779,404)			(1,779,404)

Total stockholder's equity (accumulated deficit)	(1,296,321)	(93,574)	0		(1,389,895)	4,156,000		2,766,105

Total liabilities and stockholder's equity (deficiency)	$3,301,714	$0	$0		$3,301,714	$0		$3,301,714

See notes to financial statements

NaturalNano, Inc.
(A Development Stage Company)
PRO FORMA STATEMENT OF OPERATIONS

For the nine months ending September 30, 2005
(UNAUDITED)

				PRO FORMA		PRO FORMA
	NaturalNano, Inc.	Cementitious Materials, Inc.	Adjustments	Acquisition September 30, 2005	Other Capital Adjustments	September 30, 2005

Operating expenses:

Research and development (see note "a")	$293,492			$293,492		$293,492
General and administrative (see note "b")	1,597,065	$25,745		1,622,810		1,622,810
	1,890,557	25,745		1,916,302		1,916,302

Other (income) expense:

Interest expense	1,511	3,982		5,493		5,493
Investment (income)	(120,000)			(120,000)		(120,000)
	(118,489)	3,982		(114,507)		(114,507)

Net loss	($1,772,068)	($29,727)		($1,801,795)		($1,801,795)

Loss per common share - basic and diluted	($0.18)	($0.01)		($0.04)		($0.03)

Weighted average shares outstanding	10,000,000	4,991,042		44,919,378		55,388,978	(1)(2)

(a) Research and development expenses include stock based compensation of $17,500.
(b) General and administrative expense includes stock based compensation of $140,583.

See notes to financial statements

NaturalNano, Inc.
(A Development Stage Company)
PRO FORMA STATEMENT OF OPERATIONS

For the twelve months ending December 31, 2004
(UNAUDITED)

				PRO FORMA		PRO FORMA
	NaturalNano, Inc. (a)	Cementitious Materials, Inc.	Adjustments	Acquisition December 31, 2004	Other Capital Adjustments	December 31, 2004

Operating expenses:

Research and development	$5,000			$5,000		$5,000
General and administrative	2,336	$13,967		16,303		16,303
	7,336	13,967		21,303		21,303

Other (income) expense:

Interest expense		2,312		2,312		2,312
	0	2,312		2,312		2,312

Net loss	($7,336)	($16,279)		($23,615)		($23,615)

Loss per common share - basic and diluted	($0.00)	($0.00)		($0.00)		($0.00)

Weighted average shares outstanding	10,000,000	4,991,042		44,919,378		55,388,978	(1)(2)

(a) Includes the period from December 22, 2004 (inception) to December 31, 2004.

See notes to financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED
FINANCIAL STATEMENTS

Basis of presentation

As of November 29, 2005, NaturalNano,Inc.,(“NaturalNano”) Cementitious Materials, Inc. (“Cementitious”) and a wholly-owned subsidiary of Cementitious (the “Merger sub”) completed the previously announced merger whereby the Merger Sub merged with and into NaturalNano with NaturalNano becoming the surviving entity from the transaction, as a wholly owned subsidiary of Cementitious (the “Merger”). The transaction has been deemed a capital transaction accompanied by a recapitalization. Therefore, no goodwill will be recorded in the Merger.

The unaudited pro forma condensed balance sheet and statement of operations of NaturalNano have been prepared to give effect to
•	the merger of Cementitious with NaturalNano ;
•	the conversion of all indebtedness of NaturalNano outstanding at September 30, 2005 in exchange for 10,469,600 shares of Cementitious common stock.

The condensed pro forma financial statements have been prepared as if such transactions had taken place on September 30, 2005 for purposes of the pro forma condensed balance sheet and as if the transactions had taken place on January 1, 2004 for purposes of the pro forma condensed statements of operations.

The columns captioned NaturalNano represent the balance sheet of NaturalNano as of September 30, 2005 and the related statements of operations for the periods from December 22, 2004 (inception) through December 31, 2004 and for the nine months ended September 30, 2005. The columns captioned Cementitious represent the balance sheet of Cementitious as of September 30, 2005 and the related statements of operations for the year ended December 31, 2004 and for the nine months ended September 30, 2005.

We are providing this information to aid you in your analysis of the financial aspects of the Merger. The unaudited pro forma condensed financial statements described above should be read in conjunction with the historical financial statements of NaturalNano and Cementitious and the related notes thereto. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the Merger taken place on the dates noted, or the future financial position or operating results of the combined company.

PRO FORMA ENTRIES:

(1) To reflect the issuance of 44,919,378 shares of Cementitious common stock as merger consideration with respect to all outstanding shares of common stock of NaturalNano.
(2) To reflect the issuance of 10,469,600 shares of Cementitious common stock relating to the November 29, 2005 outstanding convertible notes of NaturalNano.
(3) To reflect the recapitalization adjustment for the Merger.